                                                FILED PURSUANT TO RULE 424(b)(3)
                                                FILE NO.333-31024


                  PRICING SUPPLEMENT NO. 2 DATED June 21, 2001
              (TO PROSPECTUS SUPPLEMENT DATED JANUARY 26, 2001
                      AND PROSPECTUS DATED MARCH 3, 2000)

                      AMERICAN INTERNATIONAL GROUP, INC.

                         SERIES F, MEDIUM TERM NOTES

                               FIXED RATE NOTE

                   DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

                               ----------------

Original Issue Date: June 26, 2001        Purchasing Agent: Merrill Lynch & Co.

Specified Currency: U.S. Dollars          Purchasing Agent's Discount or
                                          Commission (%):  0.051%
Principal Amount:   $100,000,000
                                          Net Proceeds to the Company (%): 99.949%
Book Entry: Yes-DTC CUSIP #: 02687QAY4
                                          Redemption Commencement Date (if any): N/A
Certificated: N/A
                                          Redemption Prices: N/A
Interest Rate: 4.45% per annum
                                          Full Defeasance: Applies
Stated Maturity:  June 26, 2003
                                          Covenant Defeasance: Applies
Issue Price (as a percentage of
principal amount): 100%                   Interest Payment Dates: June 1 and
                                          December 1, commencing  December 1, 2001
Selling Agent:  N/A

Selling Agent's Commission (%): N/A       Regular Record Dates: May 15 and November 15


        "N/A" means not applicable.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
DETERMINED IF THIS PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL  OFFENSE.
